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                                                                     EXHIBIT 4.2

                                  U.S. BANCORP

                   Medium-Term Notes, Series O (Subordinated)

                     Officers' Certificate and Company Order


         Pursuant to the Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Indenture"), between U.S. Bancorp (the "Company") and Citibank, N.A., as Trustee (the "Trustee"), resolutions adopted by the Company's Board of Directors on March 20, 2001 and July 17, 2001, this Officers' Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture, and to establish the procedures for the authentication and delivery of specific Securities from time to time pursuant to Section 303 of the Indenture. This Officers' Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

         All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities, and (iii) the procedures for the authentication and delivery of such series of Securities have been complied with.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         A. Establishment of Series pursuant to Section 301 of the Indenture.

         There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

         (1) The Securities of such series shall bear the title "Medium-Term Notes, Series O (Subordinated)" (referred to herein as the "Notes").

         (2) The aggregate principal amount of the Notes of such series to be issued pursuant to this Officers' Certificate is limited to $5,000,000,000 or the equivalent thereof in foreign currencies or foreign currency units (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

         (3) Interest will be payable to the person in whose name a Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable at maturity or upon redemption will be payable to the person to whom principal shall be payable.


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(4) Each Note within such series shall mature on a date 9 months or more from its date of issue as specified in such Note and in the applicable Pricing Supplement; provided, however, that no Commercial Paper Rate Note (as defined below) shall mature less than 9 months and 1 day from its date of issue. Unless otherwise authorized by or pursuant to a resolution of the Board of Directors of the Company, no Series O Note will mature less than 5 years from its date of issue. If the Maturity Date or Redemption Date specified in the applicable Pricing Supplement for any Note is a day that is not a Business Day, principal will be paid on the next day that is a Business Day with the same force and effect as if made on such specified Maturity Date or Redemption Date, as applicable. With respect to the Notes of this series, "Business Day" means, and unless the applicable Pricing Supplement specifies otherwise, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close. For LIBOR Notes issued in U.S. dollars, a Business Day, with respect to any payment, is any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a London Business Day, and with respect to an Interest Determination Date, is a London Business Day. For Notes denominated in a specified currency other than euro, the term Business Day means any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant specified currency (if other than the City of New
York). For Notes denominated in euro, the term Business Day means any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close and is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System is operating (a "TARGET Business Day").

         Unless otherwise specified in the applicable Pricing Supplement, the principal financial center of any country for the purpose of the foregoing definition is as provided in the 2000 ISDA Definitions, as amended and updated from time to time, published by the International Swaps and Derivatives Association, Inc.

         "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         (5) Each Note within such series that bears interest will bear interest at either (a) a fixed rate (the "Fixed Rate Notes") or (b) a floating rate determined by reference to one or more base rates, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below) (the "Floating Rate Notes"). Notes within such series may also be issued as "Zero Coupon Notes" which do not provide for any periodic payments of interest. Notes may be issued as Original Issue Discount Notes at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Pricing Supplement. Any Floating Rate Note may also have either or both of the following as set forth in the applicable Pricing Supplement: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may accrue during any Interest Reset Period (as defined below); and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may accrue during any Interest Reset Period. The interest rate on a Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the


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maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested. The applicable Pricing Supplement may designate any of the following base rates ("Base Rates") as applicable to each Floating Rate Note: (a) the Commercial
Paper Rate, in which case such Note will be a "Commercial Paper Rate Note"; (b) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note": (c) LIBOR, in which case such Note will be a "LIBOR Note"; (d) the Prime Rate, in which case such Note will be a "Prime Rate Note"; (e) the CD Rate, in which case such Note will be a "CD Rate Note"; (f) the Treasury Rate, in which case such Note will be a "Treasury Rate Note"; (g) the CMT Rate, in which case such Note will be a "CMT Rate Note"; (h) EURIBOR, in which case such Note will be a "EURIBOR Note"'; or (i) one or more other Base Rates.

         The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to (i) the applicable Base Rates specified in the applicable Pricing Supplement for such Interest Period, plus or minus the applicable Spread, if any, or multiplied by the applicable Spread Multiplier, if any. The "Spread" is the number of basis points, or one-hundredth of a percentage point, specified in the applicable Pricing Supplement to be added or subtracted from the Base Rate for a Floating Rate Note. For example, if a Note bears interest at LIBOR plus .01% and the Calculation Agent (as defined below) determines that LIBOR is 5.00% per annum, the Note will bear interest at 5.01% per annum until the next Interest Reset Date (as defined below). The "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for a Floating Rate Note. For example, if a Note bears interest at 90% of LIBOR, and the Calculation Agent determines that LIBOR is 5.00% per annum, the Note will bear interest at 4.50% per annum until the next Interest Reset Date.

         Each Note that bears interest will bear interest from and including its date of issue or from and including the most recent Interest Payment Date to which interest on such Note (or one or more predecessor Notes) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period, or (ii) at a rate per annum determined pursuant to the Base Rates applicable to the related Interest Period or Interest Periods, in each case as specified therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or upon redemption. The first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest rates and Base Rates are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Payment Dates" and the "Regular Record Dates" for Fixed Rate Notes shall be as described below under "Fixed Rate Notes" and the "Interest Payment Dates" and the "Regular Record Dates" for Floating Rate Notes shall be as described below under "Floating Rate Notes".

         The applicable Pricing Supplement will specify: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate


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applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the Base Rate for any Interest Period is predicated (the "Index Maturity"), the Spread and/or Spread Multiplier, the Interest Determination Dates (as defined below), the Interest Reset Dates and any minimum or maximum interest rate limitations); (iv) whether such Note is an Original Issue Discount Note; and (v) any other terms related to interest on the Notes.

Fixed Rate Notes

         Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on February 1 and August 1 of each year and at maturity or upon redemption and the Regular Record Dates for the Fixed Rate Notes will be on the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to, but excluding, the relevant Interest Payment Date. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date or any applicable Redemption Date on a Fixed Rate Note is not a Business Day, such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day, and no interest will accrue during the period from and after the scheduled Interest Payment Date or Redemption Date, as the case may be.

Floating Rate Notes

         Unless otherwise specified in the applicable Pricing Supplement and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month of each year; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement. Interest will also be paid at maturity or upon redemption. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for the Floating Rate Notes will be on the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date. In the event that any Interest Payment Date for any Floating Rate Note is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

         The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such specified period, an "Interest Reset Period," and the date on which each such reset occurs, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the


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Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week, in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

         The interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         Unless otherwise specified in the applicable Pricing Supplement, the interest rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest Reset Date. As used herein, "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to any Interest Reset Date for a Commercial Paper Rate Note, a Prime Rate Note, a CD Rate Note or a CMT Rate Note (the "Commercial Paper Interest Determination Date", the "Prime Interest Determination Date", the "CD Interest Determination Date", and the "CMT Interest Determination Date", respectively) will be the second Business Day prior to such Interest Reset Date; for Federal Funds Rate Notes, the Business Day immediately preceding the related Interest Reset Date (the "Federal Funds Interest Determination Date"); for EURIBOR Notes, the second TARGET Business Day before the Interest Reset Date (the "EURIBOR Interest Determination Date"); and for LIBOR Notes, the second London Business Day before the Interest Reset Date (the "LIBOR Interest Determination Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury Bills (as defined below) would normally be auctioned in the week in which such Interest Reset Date falls. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead by the first Business Day immediately following such auction date. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined by reference to two or


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more Base Rates, will be the latest Business Day which is at least two Business
Days prior to such Interest Reset Date for such Floating Rate Note on which each Base Rate is determinable.

         Unless otherwise specified in the applicable Pricing Supplement, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Floating Rate Note). Interest will accrue to, but excluding, the next Interest Payment Date (each such interest accrual period, an "Interest Period"), or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated shall be calculated by multiplying the face amount of a Floating Rate Note by the applicable accrued interest factor (the "Accrued Interest Factor"). The Accrued Interest Factor shall be computed by adding together the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for to the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day shall be computed by dividing the per annum interest rate, expressed as a decimal, applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, EURIBOR Notes, Prime Rate Notes, and CD Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate referred to above or in the applicable Pricing Supplement.

         Unless otherwise specified in the applicable Pricing Supplement, U.S. Bank Trust National Association will be the "Calculation Agent." On or before each Calculation Date, the Calculation Agent will determine the interest rate as described below and notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall, in the absence of manifest error, be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall, in the absence of manifest error, be conclusive and binding. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the following Business Day, and (ii) the Business Day before the applicable Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

         Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one


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hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654%
(or .0987654)); all calculations of the Accrued Interest Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g., .098765455 being rounded to .09876546 and .098765454 being rounded to .09876545); and all dollar amounts used in or resulting from such calculations on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

         Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement. Commercial Paper Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, for any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper - Nonfinancial."

         The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above: (1) If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date relating to the Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement and published in the H.15(519) Daily Update, available through the worldwide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update"), under the heading "Commercial Paper - Nonfinancial;" (2) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on the Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:


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                  Money Market Yield =    D x 360    x 100
                                       --------------
                                        360 - (D x M)

where "D" refers to the applicable per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which the interest is being calculated.


         EURIBOR Rate. EURIBOR Notes will bear interest at the interest rates (calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any) specified in the EURIBOR Notes and in the applicable Pricing Supplement. EURIBOR Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, EURIBOR means a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI--the Financial Market Association or any company established by the joint sponsors for the interest rate for any EURIBOR Note determined by the Calculation Agent for each Determination Date in accordance with the following provisions: (1) For any EURIBOR Interest Payment Date, EURIBOR will be the offered rate for deposits in euros having the Index Maturity specified in the applicable Pricing Supplement, beginning on the second euro Business Day after the relevant Interest Determination Date, as that rate appears on Telerate Page 248 as of 11:00 A.M., Brussels time, on the relevant Interest Determination Date; (2) If the rate described above does not appear on Telerate Page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant Interest Determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the relevant Index Maturity, beginning on the relevant Interest Reset Date, and in a representative amount. The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant Interest Determination Date will be the arithmetic mean of the quotations; (3) If fewer than two quotations are provided as described above, EURIBOR for the relevant Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR in effect immediately before the new Interest Period will not change and will remain the EURIBOR in effect on such EURIBOR new Interest Period. If the initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.

         Federal Funds Rate. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.


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Federal Funds Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, for any Federal Funds Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120, or any other page that may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120." The following procedures will be followed if the Federal Funds Rate cannot be determined as described above: (1) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date for the Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate published in H.15 Daily Update under the heading "Federal Funds (Effective);" (2) If neither of the above rates are published by 3:00 p.m., New York City time, on the Calculation Date for the Federal Funds Interest Determination Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading dealers of Federal Funds transactions in the City of New York selected by the Calculation Agent, after consultation with the Company, as of 3:00 p.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the dealers selected by the Calculation Agent are not quoting as specified above in this sentence, the Federal Funds Rate in effect immediately before the Federal Funds Interest Determination Date will not change and will remain the Federal Funds Rate in effect on the Federal Funds Interest Determination Date.

         LIBOR. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement. LIBOR Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent for each Interest Determination Date in accordance with the following provisions: (1) For any LIBOR Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, on the second London Business Day before the LIBOR Interest Reset Date, that is displayed on Bridge Telerate, Inc., or any other successor service, as of 11:00 a.m. London time, on page 3750, or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 3750;" (2) If no rate appears, the Calculation Agent will request that the principal London offices of each of four major banks in the London interbank market, selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m., London time, on the LIBOR Interest Determination Date provide the Calculation Agent with their offered quotation for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement on the second Business Day before the LIBOR Interest Reset Date, and in a principal amount that, in the judgment of the Calculation Agent, is representative of a single transaction in the market at that time. If at least two quotations are provided, LIBOR for the LIBOR Interest Determination Date will be the arithmetic mean of those quotations; (3) If fewer than two quotations are provided, LIBOR will be determined for the applicable LIBOR Interest Determination Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, by three major banks in the


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

City of New York selected by the Calculation Agent, after consultation with the Company, for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement, on the second London Business Day before the LIBOR Interest Reset Date and in a principal amount that, in the judgment of the Calculation Agent, is representative of a single transaction in the market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as specified above in this sentence, LIBOR in effect immediately before the LIBOR Interest Determination Date will not change and will remain the LIBOR in effect on such LIBOR Interest Determination Date.

         Prime Rate. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement. Prime Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, for any Prime Interest Determination Date, the rate on that date as published in H.15(519) under the Heading "Bank Prime Loan." The following procedures will be followed if the Prime Rate cannot be determined as described in the previous sentence: (1) If the rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on that Prime Interest Determination Date as published in the H.15 Daily Update under the heading "Bank Prime Loan;" (2) If the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date in either H.15(519) or the H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Prime Interest Determination Date by at least three major banks in the City of New York selected by the Calculation Agent, after consultation with the Company, provided, however, that if the banks selected are not quoting as specified above in this sentence, the Prime Rate will remain the Prime Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

         CD Rate. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement. CD Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, for any CD Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as this rate is published in H.15(519) under the heading "CD's (secondary market)." The following procedures will be followed if the CD Rate cannot be determined as described above: (1) If by 3:00 p.m., New York City time, on the Calculation Date related to the CD Interest Determination Date, this rate is not published in H.15(519), then the CD Rate shall be the rate on the CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement and published in the H.15 Daily Update under the heading "CD (secondary market);"
(2) If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in either H.15(519) or the H.15 Daily Update, the Calculation Agent will calculate the CD Rate to be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New

York City time, on the CD Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major U.S. money market banks which are then rated A-1+ by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, and with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above in this sentence, the CD Rate in effect immediately before that CD Interest Determination Date will not change and will remain the CD Rate in effect on that CD Interest Determination Date.

         Treasury Rate. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement. Treasury Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, for any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement as this rate is displayed on Bridge Telerate, Inc., or any successor service under the caption "Investment Rate" on page 56 or 57, or other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 56" or "Telerate Page 57," as the case may be, or if not published on Bridge Telerate, Inc., by 3:00 p.m., New York City time, on the Calculation Date for the Treasury Interest Determination Date, the rate published in H.15 Daily Update under the heading "U.S. Government Securities/Treasury Bills/Auction High." The following procedures will be followed if the Treasury Rate cannot be determined as described above: (1) If not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for the Treasury Interest Determination Date, the Treasury Rate will be the bond equivalent yield of the auction rate of the applicable Treasury Bills on the Treasury Interest Determination Date as announced by the U.S. Department of the Treasury; (2) If by 3:00 p.m., New York City time on the Calculation Date, the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise as provided in the applicable Pricing Supplement or if no auction is held in a particular week, then the Calculation Agent will calculate the Treasury Rate to be a Yield to Maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on the Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Treasury Rate in effect immediately before the Treasury Interest Determination Date will not change and will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

         The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  bond equivalent yield =      D   x   N      x 100
                                          --------------------
                                             360 - (D x M)

Where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         CMT Rate. CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement. CMT Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, for any CMT Interest Determination Date, the rate reported on Bridge Telerate, Inc., or any successor service, under the heading "Daily Treasury Constant Maturities and Money Markets/Federal Reserve Board Release
H.15 Monday's Approx. 3:45 p.m. EDT," on page 7051, or any other page as may replace the applicable page of that service, which is commonly referred to as "Telerate Page 7051." The following procedures will be followed if the CMT Rate cannot be determined as described above: If the CMT Rate is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, the Calculation Agent will calculate the CMT Rate for the CMT Interest Determination Date which will be the bond equivalent yield to maturity of the arithmetic mean of the secondary market bid rates, as of 3:00 p.m., New York City time, on the applicable CMT Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers in the City of New York (the "Reference Dealers") selected by the Calculation Agent, after consultation with the Company, for the most recently issued direct noncallable fixed rate Treasury Bills with an original maturity approximately equal to the applicable Index Maturity; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above in this sentence, the CMT Rate in effect immediately before the CMT Interest Determination Date will not change and will remain the CMT Rate then in effect on such CMT Interest Determination Date.

Zero Coupon Notes

         The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

         (6) Unless otherwise specified in the applicable Pricing Supplement, principal of (and premium, if any) and interest (if any) on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to any Global Security (as defined below) representing Book-Entry Notes (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of U.S. Bank Trust National Association (the "Paying Agent"), in the City of New York, New York, provided that payments of interest with respect to any Certificated Note (as defined below), other than interest at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person or entity entitled thereto as it appears on the security register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing

Supplement, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date prior to the applicable Interest Payment Date.

         (7) If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement (unless otherwise specified in such Pricing Supplement, in the case of Notes other than Zero Coupon Notes or certain interest bearing notes issued as Original Issue Discount Notes, the redemption price will be a specified percentage of the principal amount of such Note, together with accrued interest, if any, to the date of redemption stated in the applicable Pricing Supplement). Unless otherwise specified in the applicable Pricing Supplement, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement), the redemption price will be a specified percentage of the Amortized Face Amount (as defined below) of such Note (as described in paragraph (13) below), together with accrued interest, if any, to the date of redemption (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as specified in Paragraph (13) below)). Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part upon the terms and conditions set forth in Article XI of the Indenture.

         (8) Unless otherwise specified in the applicable Pricing Supplement, the Company shall not be obligated to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder.

         (9) Unless otherwise specified in the applicable Pricing Supplement, Notes of such series may be issued only in fully registered form. Unless otherwise specified in the applicable Pricing Supplement, the authorized denomination of the Notes of such series other than Foreign Currency Notes (as defined below), shall be $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. Foreign Currency Notes will be issued in the denominations specified in the applicable Pricing Supplement.

         (10) The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or foreign currency units as may be specified in the applicable Pricing Supplement ("Foreign Currency Notes"). In the case of a Note having a Specified Currency other than U.S. dollars, the principal of that Note in U.S. dollars will be based on the bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the date of original issuance of such Note, for the purchase of U.S. dollars with the Specified Currency. If this bid quotation is not available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the exchange rate agent for this purchase.

         (11) Except as otherwise described in Paragraph (5) above and Paragraph
(13) below, the amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

         (12) Unless otherwise specified in the applicable Pricing Supplement, the Notes shall be subject to the events of default specified in Section 501, paragraphs (1) through (5), of the Indenture.

         (13) The portion of the principal amount of the Notes, other than Original Issue Discount Notes, (including any Zero Coupon Notes) which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof. Unless otherwise specified in the applicable Pricing Supplement, the portion of the principal amount of Zero Coupon Notes and certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement) upon any acceleration of the maturity thereof will be the Amortized Face Amount and in the case of an interest bearing note issued as an Original Issue Discount Note, any accrued but unpaid qualified stated interest payments. Unless otherwise specified in the applicable Pricing Supplement, the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the applicable specified percentage of the Amortized Face Amount thereof specified in the applicable Pricing Supplement, and in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the "Regulations")). The "Amortized Face Amount" of an Original Issue Discount Note is equal to the sum of (i) the Issue Price (as defined below) of such Original Issue Discount Note and (ii) that portion of the difference between the Issue Price and the principal amount of such original Issue Discount Note that has been amortized at the Stated Yield (as defined below) of such Original Issue Discount Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and
Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of such Original Issue Discount Note) at the date as of which the Amortized Face Amount is calculated. In no event can the Amortized Face Amount exceed the principal amount of such Note due at the stated maturity thereof. As used in the preceding sentence, the term "Issue Price" means the principal amount of such Original Issue Discount Note due at the stated maturity thereof less the "Original Issue Discount" of such Original Issue Discount Note specified on the face thereof and in the applicable Pricing Supplement. The term "Stated Yield" of such Original Issue Discount Note means the "Yield to Maturity" specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement for the period from the Original Issue Date of such Original Issue Discount Note, as specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement, to the stated maturity thereof based on its Issue Price and stated redemption price at maturity thereof.

         (14) Each Note will be represented by either a global security (a "Global Security") registered in the name of a nominee of the Depository (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, The Depository Trust Company will act as Depositary. Except as provided in Section 305 of the Indenture, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Security for all Purposes under the Indenture and the Notes.

         (15) The Notes shall be subject to the subordination provisions contained in Article Thirteen of the Indenture.

         (16) Subject to the terms of the Indenture and the resolutions and authorization referred to in the first paragraph hereof, the Notes shall have such other terms (which may be in addition to or different from the terms set forth herein) as are specified in the applicable Pricing Supplement.

         B. Establishment of Note Forms pursuant to Section 201 of Indenture.

         It is hereby established pursuant to Section 201 of the Indenture that the Global Securities representing Book-Entry Notes shall be substantially in the forms attached as Exhibits A, B, C and D hereto, unless a different form is provided in the applicable Pricing Supplement (which Pricing Supplement shall be an "Officers' Certificate" satisfying the requirements of Section 201 of the Indenture).

         C. Establishment or Procedures for Authentication of Notes Pursuant to
Section 303 of Indenture.

         It is hereby ordered pursuant to Section 303 of the Indenture that Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures attached hereto as Exhibit E and upon receipt by the Trustee (including by facsimile) of a Pricing Supplement to this Officers' Certificate and Company Order, in substantially the form attached as Exhibit F hereto (a "Pricing Supplement"), setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued. At least one officer signing each Pricing Supplement shall be an Authorized Officer as defined in the resolutions referred to in the first paragraph hereof.

         D. Other Matters.

         The applicable Pricing Supplement shall specify any agent of the Company designated for the purpose of delivering, for cancellation by the Trustee pursuant to Section 309 of the Indenture, Notes which have not been issued and sold by the Company.

         Attached as Exhibit G hereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company on March 20, 2001 and July 17, 2001, such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company's Board of Directors or by any Authorized Officers relating to the offering and sale of the Notes.

         The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
(i) a series of Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with. Dated: August 3, 2001

                                        U.S. BANCORP


                                        By  * /s/ Daryl N. Bible
                                          -------------------------------------
                                        Name:   Daryl N. Bible
                                        Title:  Executive Vice President and
                                                Treasurer


                                        By   ** /s/ Tammy Bauer
                                          -------------------------------------

                                        Name:  Tammy Bauer
                                        Title: Senior Vice President

* To be signed by the Treasurer or any Assistant Treasurer or Senior Vice President designated as an Authorized Officer.

**  To be signed by a Vice President.

                       EXHIBIT A - GLOBAL FIXED RATE NOTE

                      EXHIBIT B - GLOBAL FLOATING RATE NOTE

           EXHIBIT C - GLOBAL ORIGINAL ISSUE DISCOUNT ZERO COUPON NOTE

           EXHIBIT D - GLOBAL ORIGINAL ISSUE DISCOUNT FIXED RATE NOTE

                      EXHIBIT E - ADMINISTRATIVE PROCEDURES

                         EXHIBIT F - PRICING SUPPLEMENT

                          EXHIBIT G - BOARD RESOLUTIONS